EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72902 of Cinergy Corp. on Form S-8 of our report dated June 25, 2003, relating to the financial statements of the Cinergy Corp. Union Employees’ Savings and Incentive Plan as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ Savings and Incentive Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 27, 2003